UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 28, 2012

PRECISION OPTICS CORPORATION, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-10647	04-2795294
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22 East Broadway, Gardner, Massachusetts	01440
(Address of principal executive offices)	(Zip Code)

(978) 630-1800

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

On September 28, 2012, we closed on agreements with accredited investors (the “Investors”) for the sale and purchase of units consisting of an aggregate of (i) 2,777,795 shares of our common stock, and (ii) warrants to purchase an aggregate of 1,944,475 shares of common stock, at a per unit price of $0.90. Each unit consisted of one share of common stock and 70% warrant coverage. The warrants have an exercise price of $1.25 per share, subject to adjustment and a call provision if certain market price targets are reached, will expire five years from September 28, 2012, and are exercisable in whole or in part, at any time prior to expiration. Certain directors and officers participated in the offering and purchased a total aggregate amount of approximately $80,000 of units in the offering.

We received $2.5 million in gross proceeds from the offering. We retained Loewen, Ondaatje, McCutcheon USA LTD as the exclusive placement agent for the offering. In addition to the payment of certain cash fees upon closing of the offering, we issued a warrant to the placement agent to purchase up to 194,446 shares of common stock on substantially similar terms to the warrants issued in the offering, except that the placement agent warrant has an exercise price of $0.95 per share. We anticipate using the net proceeds from the offering to fund start-up costs associated with our previously-announced order for micro endoscopes as well as other recently received orders for new products in addition to working capital needs and for general corporate purposes.

In conjunction with the offering, we also entered into a registration rights agreement dated September 28, 2012 with the Investors, whereby we are obligated to file a registration statement with the Securities and Exchange Commission (the “SEC”) on or before thirty calendar days after September 28, 2012 to register the resale by the Investors of the 2,777,795 shares of the common stock purchased in the offering, and the 1,944,475 shares of common stock underlying the warrants purchased in the offering. If a registration statement covering the securities is not filed with the SEC prior to the 30th day filing deadline (the “Filing Deadline”), we will have to pay an amount equal to 1.0% of the aggregate amount invested by each Investor each month as liquidated damages, subject to certain conditions. We are also obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 60 days after the registration statement is filed, or 90 days if we receive comments on the registration statement from the SEC. If there is not an effective registration statement in place by the 60th day after the Filing Deadline, or the 90th day after the Filing Deadline if we receive comments from the SEC, we will have to pay an amount equal to 1.0% of the aggregate amount invested by each Investor each month as liquidated damages, subject to certain conditions.

The securities were offered and sold in the offering to a limited number of accredited investors without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Regulation D promulgated thereunder. Accordingly, the securities issued in the offering have not been registered under the Securities Act of 1933, as amended, and until so registered, the securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.

The description of the offering does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement by and among us and each investor named therein, dated September 28, 2012, the Registration Rights Agreement by and among us and each investor named therein, dated September 28, 2012, and the Form of Warrant, which are filed as Exhibits 10.1, 4.2, and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

This report does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

This report contains forward-looking statements.  Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities or future events or conditions.  These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by our management.  These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our Annual Report on Form 10-K and in other documents that we file from time to time with the SEC.  Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

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Item 9.01 Financial Statements and Exhibits.

4.1	Form of Warrant to Purchase Shares of Common Stock, dated September 28, 2012

4.2	Registration Rights Agreement by and among the Company and each investor named therein, dated September 28, 2012

4.3	Warrant to Purchase Shares of Common Stock issued to Loewen, Ondaatje, McCutcheon USA LTD, dated September 28, 2012

10.1	Purchase Agreement by and among the Company and each investor named therein, dated September 28, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precision Optics Corporation, Inc.
(Registrant)

Date	October 2, 2012

/s/ Joseph N. Forkey
(Signature) Name: Joseph N. Forkey Title: Chief Executive Officer

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